Business ID: 1034858 Date Filed: 01/30/2014 12:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0601 - Page 1 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Merger or Certificate of Merger
For Cross Entity Mergers

The undersigned business entitles pursuant to Sections 79-4-11.05 and/or 79-29-209, as amended, hereby execute the following document and sets forth:

	1.	Name and Type of Entity 1

ð	Rehabilitation Centers, Inc.

	2.	Name and Type of Entity 2

ð	Rehab Merger Sub, LLC

	3.	Name and Type of Entity 3

ð

ð	4.	The future effective date is (Complete if applicable)

	5.	Mark appropriate box	☒	The Plan of Merger is attached (required for merger involving domestic Limited Liability Company).

OR

			☐	The Plan of Merger is not attached, nor required to be attached.

	6.	(a) Name and Type of Surviving Entity

ð	Rehab Merger Sub, LLC

ð	(b) Jurisdiction of Surviving Entity	Mississippi

7. The plan of merger has been approved and executed by each party to the merger. For each domestic limited liability company, the plan of merger was duly approved by the members and, if voting by any separate voting group was required, by each such separate voting group, in the manner required by the Mississippi Limited Liability Company Act and the certificate of formation and limited liability company agreement

8. The plan of merger and the performance of its terms are duly authorized by all actions required by the laws under which each entity is organized, or by which each entity is governed, and by each entity’s organizational documents.

Exhibit 3.85

MS055 -10/28/2008 C T System Online

F0601 - Page 2 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Merger or Certificate of Merger
For Cross Entity Mergers

9. Mark appropriate box (Applicable to each corporation which is a party to the merger).

ð	☐	(a) Shareholder approval of the plan of merger was not required.

OR

ð	☒	(b) The plan of merger was duly approved by the sole shareholders and, if voting by any separate voting group was required, by each such separate voting group, in the manner required by the Mississippi Business Corporation Act and the articles of incorporation;

(i)	the designation, number of outstanding shares, and number of votes entitled to be cast by each class entitled to vote separately on the plan as to each corporation were

	Name of Corporation	Class	No. of outstanding	No. of votes entitled to be cast	No. of votes present
ð

ð

  AND EITHER

a. the total number of votes cast for and against the plan by each class entitled to vote separately on the plan was

	Name of Corporation	Class	Total no. of votes cast FOR the Plan	Total no. of votes cast AGAINST the Plan
ð

ð

  OR

b. the total number of undisputed votes cast for the plan separately by each class was

	Name of Corporation	Class	Total no. of undisputed votes cast FOR the Plan
ð

ð

And the number of votes present and the number of votes cast for the plan by each class was sufficient for approval by that class.

MS055 -10/28/2008 C T System Online

F0601 - Page 3 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Merger or Certificate of Merger
For Cross Entity Mergers

  Name of Entity 1

Rehabilitation Centers, Inc.

By:	Signature		(Please keep writing within blocks)

	Printed Name	Christopher L. Howard	Title	VP and Secretary

  Name of Entity 2

Rehab Merger Sub, LLC

By:	Signature		(Please keep writing within blocks)

	Printed Name	Christopher L. Howard	Title	VP & Secretary

  Name of Entity 3

By:	Signature	(Please keep writing within blocks)

	Printed Name	Title

MS055 - 10/28/2008 C T System Online

PLAN OF MERGER

OF

REHABILITATION CENTERS, INC.

(a Mississippi corporation)

with and into

REHAB MERGER SUB, LLC

(a Mississippi corporation)

THIS PLAN OF MERGER (the “Plan”) is made and entered into as of this 29th day of January, 2014, by and between Rehabilitation Centers, Inc., a Mississippi corporation (“Merging Corporation”), and Rehab Merger Sub, LLC, a Mississippi limited liability company (“Surviving Company”).

WHEREAS, the board of directors and sole shareholder of the Merging Corporation and the sole member of the Surviving Company have determined that it is in the best interests of their respective companies to effect the Merger, as defined below, provided for herein upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto adopt the following Plan of Merger and agree as follows:

1. The undersigned intend that (i) the Plan of Merger constitutes a “plan of liquidation” within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder and (ii) the Merger shall qualify as a complete liquidation of the Merging Corporation under Section 332 of the Code and Treasury regulations thereunder.

2. Subject to the terms and conditions of this Plan, the Merging Corporation shall be merged with and into Surviving Company, and the separate corporate existence of Merging Corporation shall thereupon cease (collectively, the “Merger”). The corporate identity, existence, powers, rights and immunities of Surviving Company shall continue unimpaired by the Merger, and Surviving Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Merging Corporation, all without further act or deed. Surviving Company shall continue to be governed by the laws of the State of Mississippi.

4. At the Effective Time, the outstanding ownership interests of Surviving Company immediately prior to the merger shall remain outstanding and unchanged, and the outstanding capital stock of Merging Corporation immediately prior to the Merger shall be cancelled without consideration.

5. The name of the Surviving Company shall be changed to Rehabilitation Centers, LLC.

IN WITNESS WHEREOF, the undersigned have caused this Plan to be executed as of the date first set forth above.

REHABILITATION CENTERS, INC.

By:
Christopher L. Howard
Vice President and Secretary

REHAB MERGER SUB, LLC

By:
Christopher L. Howard
Vice President and Secretary